                                                                  Exhibit (L)(1)


                   DISTRIBUTION AND SHAREHOLDER SERVICES PLAN
                                 October 1, 1992
                   As Amended and Restated September 21, 1995
                         As Re-Executed February 7, 1997
                    As Amended and Restated November 9, 2000

         This Plan (the "Plan") constitutes the DISTRIBUTION AND SHAREHOLDER SERVICES PLAN of BB&T Funds, a Massachusetts business trust (the "Trust"), adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "1940 Act"). Part A of the Plan relates to each series (each a "Fund") and class of the units of participation ("Shares") of the Trust. Part B of the Plan relates to the Shares of the Class A ("A Shares") and /or Class B ("B Shares") and Class C ("C Shares") of particular Funds identified on Schedule A hereto, as such may be amended from time to time.

                                     PART A
                                     ------

         1. The Trust has entered into a Distribution Agreement (the "Agreement") with BISYS Fund Services (the "Distributor"), under which the Distributor uses all reasonable efforts, consistent with its other business, to secure purchasers for the Trust's Shares. Under the Agreement, the Distributor pays the expenses of printing and distributing any prospectuses, reports and other literature used by the Distributor, advertising, and other promotional activities in connection with the offering of the Trust's Shares for sale to the public. BISYS Fund Services also serves as the Trust's Administrator, under a Management and Administration Agreement with the Fund. It is understood that the Distributor may pay for these expenses from any source available to it, including management and administration fees paid to it by the Trust.

         2. The Distributor may, subject to the oversight of the Board of Trustees, make payments to securities dealers and other third parties who engage in the sale of Shares or who render shareholder support services, including but not limited to providing office space, equipment and telephone facilities, answering routine inquiries regarding the Trust, processing shareholder transactions and providing such other shareholder services as the Trust may reasonably request.

         3. The Trust will not make separate payments as a result of this Part A of the Plan to the Distributor or any other party, it being recognized that the Trust presently pays, and will continue to pay, a management and administration fee to the Distributor. To the extent that any payments made by the Fund to the Distributor, including payment of management and administration fees, should be deemed to be indirect financing of any activity primarily intended to result in the sale of the Shares issued by the Trust within the context of Rule 12b-1 under the 1940 Act, then such payments shall be deemed to be authorized by this Part A of the Plan.

         4. During the existence of this Part A of the Plan, the Trust shall require the Distributor to provide the Trust, for review by the Trust's Board of Trustees, and the Board of

Trustees shall review, at least quarterly, a written report of the amounts expended (other than amounts expended pursuant to Part B of the Plan) in connection with financing any activity primarily intended to result in the sale of Shares issued by the Trust (making estimates of such costs where necessary or desirable) and the purposes for which such expenditures were made.

                                     PART B
                                     ------

         WHEREAS, it is desirable to enable the Trust to have flexibility in meeting the investment and Shareholder servicing needs of its future investors; and

         WHEREAS, the Board of Trustees, mindful of the requirements imposed by Rule 12b-1 under the 1940 Act, has determined to effect the Plan for the provision of distribution assistance with respect to the A Shares and B Shares of each Fund listed on Schedule A hereto and for the provision of Shareholder services with respect to the holders of such Shares of each Fund;

         NOW THEREFORE, the Trust and BISYS Fund Services (the "Distributor") hereby agree as follows:

         SECTION 1. Each Fund, the A Shares of which are listed on Schedule A hereto, shall pay out of its assets attributable to its A Shares a distribution and shareholder services fee (the "A Share Fee") to the Distributor equal to the lesser of (i) the fee at the applicable annual rate set forth in Schedule A hereto or (ii) such fee as may from time to time be agreed upon in writing by the Trust and the Distributor. The Distributor may apply the A Share Fee toward the following: (i) compensation for its services in connection with distribution assistance with respect to such Fund's A Shares or for its services in connection with the rendering of Shareholder services to the holders of such Fund's A Shares; (ii) payments to financial institutions and intermediaries (such as insurance companies and investment counselors but not including banks and savings and loan associations), broker-dealers, and the Distributor's affiliates and subsidiaries as compensation for services and/or reimbursement of expenses incurred in connection with distribution assistance or Shareholder services with respect to such Fund's A Shares; or (iii) payments to banks and savings and loan associations, other financial institutions and intermediaries, broker-dealers, and the Distributor's affiliates and subsidiaries as compensation for services and/or reimbursement of expenses incurred in connection with the provision of Shareholder services to the holders of such Fund's A Shares.

         SECTION 2. Each Fund, the B Shares of which are listed on Schedule A hereto, shall pay out of its assets attributable to its B Shares a distribution and shareholder services fee (the "B Share Fee") to the Distributor equal to the lesser of (i) the fee at the applicable annual rate set forth in Schedule A hereto, or (ii) such fee as may be agreed upon in writing by the Trust and the Distributor. The Distributor may apply the B Share Fee toward the following: (i) compensation for its services or expenses in connection with distribution assistance with respect to such Fund's B Shares; (ii) payments to financial institutions and intermediaries (such as banks, savings and loan associations, insurance companies, and investment counselors) as brokerage commissions in connection with the sale of such Fund's B Shares; and (iii) payments to financial institutions and intermediaries (such as banks, savings and loan associations, insurance companies, and investment counselors), broker-dealers, and the Distributor's affiliates and subsidiaries as compensation for services and/or reimbursement of expenses incurred in connection with distribution or shareholder services with respect to such Fund's B Shares. The maximum amount of the B Share Fee that may be payable by the Fund's B Shares for the aforementioned services and expenses other than services and/or reimbursement of expenses incurred in connection with shareholder services with respect to such Fund's B Shares is .75% of the average daily net assets of such Fund's B Shares. The remaining portion of the B Share Fee is payable by the Fund's B Shares only as compensation for services and/or reimbursement of expenses incurred in connection with shareholder services with respect to such Fund's B Shares. As provided in the Distribution Agreement, the Distributor may assign its right to receive the B Share Fee to any entity in connection with the sale of a Fund's B Shares.

         SECTION 3. Each Fund, the C Shares of which are listed on Schedule A hereto, shall pay out of its assets attributable to its C Shares a distribution and shareholder services fee (the "C Share Fee") to the Distributor equal to the lesser of (i) the fee at the applicable annual rate set forth in Schedule A hereto, or (ii) such fee as may be agreed upon in writing by the Trust and the Distributor. The Distributor may apply the C Share Fee toward the following: (i) compensation for its services or expenses in connection with distribution assistance with respect to such Fund's C Shares; (ii) payments to financial institutions and intermediaries (such as banks, savings and loan associations, insurance companies, and investment counselors) as brokerage commissions in connection with the sale of such Fund's C Shares; and (iii) payments to financial institutions and intermediaries (such as banks, savings and loan associations, insurance companies, and investment counselors), broker-dealers, and the Distributor's affiliates and subsidiaries as compensation for services and/or reimbursement of expenses incurred in connection with distribution or shareholder services with respect to such Fund's C Shares. The maximum amount of the C Share Fee that may be payable by the Fund's C Shares for the aforementioned services and expenses other than services and/or reimbursement of expenses incurred in connection with shareholder services with respect to such Fund's C Shares is .75% of the average daily net assets of such Fund's C Shares. The remaining portion of the C Share Fee is payable by the Fund's C Shares only as compensation for services and/or reimbursement of expenses incurred in connection with shareholder services with respect to such Fund's C Shares. As provided in the Distribution Agreement, the Distributor may assign its right to receive the C Share Fee to any entity in connection with the sale of a Fund's C Shares.

         SECTION 4. The A Share, B Share, and C Share Fees shall be accrued daily and payable monthly, and shall be paid by each Fund to the Distributor irrespective of whether such fee exceeds the amounts paid (or payable) by the Distributor pursuant to Sections 1, 2, and 3 of this Part B.

         SECTION 5. The Plan shall not take effect with respect to the A Shares or B Shares of a Fund until it has been approved by a vote of at least a majority of the outstanding voting securities (as defined in the 1940 Act) of that Fund's A Shares, B Shares, or C Shares, respectively, subject to the Plan.

         SECTION 6. The Plan shall not take effect with respect to the A Shares, B Shares, or C Shares of a Fund until it has been approved, together with any related agreements, by a vote of a majority (or whatever greater percentage may, from time to time, be required by Section 12(b) of the 1940 Act or the rules and regulations thereunder) of the Trustees who are not "interested persons" of the Trust (as defined in the 1940 Act) and who have no direct or indirect financial interest in the operation of this Plan or in any agreements related to this Plan (the "Independent Trustees"), cast in person at a meeting called for the purpose of voting on the Plan or such agreement.

         SECTION 7. The Plan shall continue in effect with respect to a class of a Fund for a period of more than one year after it takes effect, provided that such continuance is specifically approved at least annually in the manner provided for approval of the Plan in Section 6.

         SECTION 8. Any person authorized to direct the disposition of monies paid or payable by a Fund pursuant to the Plan or any related agreement shall provide to the Trustees of the Trust, and the Trustees shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

         SECTION 9. The Plan may be terminated with respect to the A Shares, B Shares, or C Shares of a Fund at any time by vote of a majority of the Independent Trustees, or by vote of a majority of the outstanding A Shares, B Shares, or C Shares, respectively, of that Fund.

         SECTION 10. All agreements with any person relating to the implementation of the Plan shall be in writing and any agreement related to the Plan shall provide:

         A. That such agreement, may be terminated with respect to the A Shares, B Shares, or C Shares of a Fund at any time, without payment of any penalty, by vote of a majority of the Independent Trustees, or by vote of a majority of the outstanding A Shares, B Shares, or C Shares, respectively, of that Fund, on not more than 60 days' written notice; and

         B. That such agreement shall terminate automatically in the event of its assignment.

         SECTION 11. The Plan may not be amended to increase materially the amount of the A Share, B Share, or C Share Fee with respect to a Fund without approval by Shareholders and Trustees in the manner provided in Sections 5 and 6 hereof, and all material amendments to the Plan with respect to a Fund shall be approved in the manner provided for approval of the Plan in Section 6.

         SECTION 12. As used herein, the terms "assignment," "interested person," and "majority of the outstanding voting securities" shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.

         SECTION 13. The names "BB&T Funds" and "Trustees of BB&T Funds" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under an Agreement and Declaration of Trust dated October 1, 1987 to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of BB&T Funds entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, Shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series and/or class of Shares of the Trust must look solely to the assets of the Trust belonging to such series and/or class for the enforcement of any claims against the Trust.

[SEAL]                                 By: BB&T FUNDS



                                       By: ______________________


                                       BISYS FUND SERVICES

                                       By: _______________________

Dated:  November 9, 2000

                                                         Dated: November 9, 2000


                                Schedule A to the
                   Distribution and Shareholder Services Plan
                              dated October 1, 1992
                   As Amended and Restated September 21, 1995
                         As Re-Executed February 7, 1997
                    As Amended and Restated November 9, 2000

Name of Funds                                                       Compensation*
-------------                                                       -------------


The BB&T U.S. Treasury Money Market                        Annual rate of fifty one-hundredths of one percent
Fund -- A Shares                                           (.50%) of the average daily net assets of the Class A
                                                           Shares of the BB&T U.S. Treasury Money Market Fund.

The BB&T Short-Intermediate U.S. Government                Annual rate of fifty one-hundredths of one percent
Income Fund -- A Shares                                    (.50%) of the average daily net assets of the Class A
                                                           Shares of the BB&T Short-Intermediate U.S. Government
                                                           Income Fund.

The BB&T Intermediate U.S. Government                      Annual rate of fifty one-hundredths of one percent
Bond Fund -- A Shares                                      (.50%) of the average daily net assets of the Class A
                                                           Shares of the BB&T Intermediate U.S. Government Bond
                                                           Fund.

The BB&T Large Company Value                               Annual rate of fifty one-hundredths of one
Fund -- A Shares                                           percent (.50%) of the average daily net assets of the Class A
                                                           Shares of the BB&T Large Company Value Fund.

The BB&T North Carolina Intermediate                       Annual rate of fifty one-hundredths of one percent
Tax-Free Fund -- A Shares                                  (.50%) of the average daily net assets of the Class A
                                                           Shares of the BB&T North Carolina Intermediate Tax-Free
                                                           Fund.

The BB&T Balanced Fund -- A Shares                         Annual rate of fifty one-hundredths of one percent
                                                           (.50%) of the average daily net assets of the Class A
                                                           Shares of the BB&T Balanced Fund.

The BB&T Small Company Growth                              Annual rate of fifty one-hundredths of one percent
Fund -- A Shares                                           (.50%) of the average daily net assets of the Class A
                                                           Shares of the BB&T Small Company Growth Fund.

The BB&T International Equity                              Annual rate of fifty one-hundredths of one percent
Fund -- A Shares                                           (.50%) of the average daily net assets of the Class A
                                                           Shares of the BB&T International Equity Fund.

The BB&T Capital Manager                                   Annual rate of fifty one-hundredths of one percent
Conservative Growth Fund -- A Shares                       (.50%) of the average daily net assets of the Class A
                                                           Shares of the BB&T Capital Manager Conservative Growth
                                                           Fund.

The BB&T Capital Manager                                   Annual rate of fifty one-hundredths of one percent
Moderate Growth Fund -- A Shares                           (.50%) of the average daily net assets of the Class A
                                                           Shares of the BB&T Capital Manager Moderate Growth Fund.

The BB&T Capital Manager                                   Annual rate of fifty one-hundredths of one percent
Growth Fund -- A Shares                                    (.50%) of the average daily net assets of the Class A
                                                           Shares of the BB&T Capital Manager Growth Fund.


The BB&T Prime Money Market                                Annual rate of fifty one-hundredths of one percent
Fund -- A Shares                                           (.50%) of the average daily net assets of the Class A
                                                           Shares of the BB&T Prime Money Market Fund.

                                                           Annual rate of fifty one-hundredths of one percent
The BB&T Large Company Growth                              (.50%) of the average daily net assets of the Class A
Fund -- A Shares                                           Shares of the BB&T Large Company Growth Fund

The BB&T South Carolina Intermediate                       Annual rate of fifty one-hundredths of one percent
Tax-Free Fund -- A Shares                                  (.50%) of the average daily net assets of the Class A
                                                           Shares of the BB&T South Carolina Intermediate Tax-Free
                                                           Fund

The BB&T Virginia Intermediate                             Annual rate of fifty one-hundredths of one percent
Tax-Free Fund -- A Shares                                  (.50%) of the average daily net assets of the Class A
                                                           Shares of the BB&T Virginia Intermediate Tax-Free Fund

The BB&T Equity Index Fund                                 Annual rate of fifty one-hundredths of one percent (.50%) of
-- A Shares                                                the average daily net assets of the Class A Shares of the
                                                           BB&T Equity Index Fund


The BB&T Intermediate Corporate                            Annual rate of fifty one-hundredths of one percent (.50%) of
Bond Fund -- A Shares                                      the average daily net assets of the Class A Shares of the
                                                           BB&T Intermediate Corporate Bond Fund

The BB&T Tax-Free Fund -- A Shares                         Annual rate of fifty one-hundredths of one percent (.50%) of the average daily net assets of the Class A Shares of the
                                                           BB&T Tax-Free Money Market Fund

The BB&T U.S. Treasury Money Market                        Annual rate of one percent (1.00%) of the average daily
Fund -- B Shares                                           net assets of the Class B Shares of the BB&T U.S.
                                                           Treasury Money Market Fund.

The BB&T Short-Intermediate U.S. Government                Annual rate of one percent (1.00%) of the average daily
Fund -- B Shares                                           net assets of the Class B Shares of the BB&T
                                                           Short-Intermediate U.S. Government Fund.

The BB&T Intermediate U.S. Government                      Annual rate of one percent (1.00%) of the average daily
Bond Fund -- B Shares                                      net assets of the Class B Shares of the BB&T
                                                           Intermediate U.S. Government Bond Fund.

The BB&T Large Company Value                               Annual rate of one percent (1.00%) of the average daily
Fund -- B Shares                                           net assets of the Class B Shares of the BB&T Growth and
                                                           Income Stock Fund.

The BB&T North Carolina Intermediate Tax-Free              Annual rate of one percent (1.00%) of the average daily
Fund -- B Shares                                           net assets of the Class B Shares of the BB&T North
                                                           Carolina Tax-Free Fund.

The BB&T Balanced Fund -- B Shares                         Annual rate of one percent (1.00%) of the average daily
                                                           net assets of the Class B Shares of the BB&T Balanced
                                                           Fund.

The BB&T Small Company Growth Fund -- B Shares             Annual rate of one percent (1.00%) of the average daily
                                                           net assets of the Class B Shares of the BB&T Small
                                                           Company Growth Fund.

The BB&T International                                     Annual rate of one percent (1.00%) of the average daily
Equity Fund -- B Shares                                    net assets of the Class B Shares of the BB&T International
                                                           Equity Fund.

The BB&T Capital Manager                                   Annual rate of one percent (1.00%) of the average daily
Conservative Growth Fund -- B Shares                       net assets of the Class B Shares of the BB&T Capital
                                                           Manager Conservative Growth Fund.

The BB&T Capital Manager                                   Annual rate of one percent (1.00%) of the average daily
Moderate Growth Fund -- B Shares                           net assets of the Class B Shares of the BB&T Capital
                                                           Manager Moderate Growth Fund.

The BB&T Capital Manager                                   Annual rate of one percent (1.00%) of the average daily
Growth Fund -- B Shares                                    net assets of the Class B Shares of the BB&T Capital
                                                           Manager Growth Fund.

The BB&T Prime Money Market                                Annual rate of one percent (1.00%) of the average daily
Fund -- B Shares                                           net assets of the Class B Shares of the BB&T Prime
                                                           Money Market Fund.

The BB&T Large Company Growth                              Annual rate of one percent (1.00%) of the average daily
Fund -- B Shares                                           net assets of the Class B Shares of the BB&T Large
                                                           Company Growth Fund.

The BB&T South Carolina Intermediate                       Annual rate of one percent (1.00%) of the average daily
Tax-Free Fund -- B Shares                                  net assets of the Class B Shares of the BB&T South
                                                           Carolina Intermediate Tax-Free Fund.

The BB&T Virginia Intermediate                             Annual rate of one percent (1.00%) of the average daily net
Tax-Free Fund -- B Shares                                  assets of the Class B Shares of the BB&T Virginia
                                                           Intermediate Tax-Free Fund

The BB&T Equity Index Fund                                 Annual rate of one percent (1.00%) of the average daily net
-- B Shares                                                assets of the Class B Shares of the BB&T Equity Index Fund

The BB&T Intermediate Corporate                            Annual rate of one percent (1.00%) of the average daily
Bond Fund -- B Shares                                      net assets of the Class B Shares of the BB&T Intermediate
                                                           Corporate Bond Fund

The BB&T Tax-Free Fund -- B Shares                         Annual rate of one percent (1.00%) of the average daily net assets of the Class B Shares of the BB&T Tax-Free Fund


The BB&T Intermediate U.S.                                 Annual rate of one percent (1.00%) of the average daily
Government Bond Fund -- C Shares                           net assets of the Class C Shares of the BB&T U.S.
                                                           Intermediate Government Bond Fund


The BB&T Growth and Income Stock                           Annual rate of one percent (1.00%) of the average daily
Fund -- C Shares                                           net assets of the Class C Shares of the BB&T Growth and
                                                           Income Fund

The BB&T Balanced Fund -- C Shares                         Annual rate of one percent (1.00%) of the average daily net assets of the Class C Shares of the BB&T Balanced Fund

The BB&T Small Company Growth                              Annual rate of one percent (1.00%) of the average daily net
Fund -- C Shares                                           assets of the Class C Shares of the BB&T Small Company
                                                           Growth Fund

The BB&T International Equity                              Annual rate of one percent (1.00%) of the average daily net
Fund -- C Shares                                           assets of the Class C Shares of the BB&T International
                                                           Equity Fund

The BB&T Capital Manager Conservative                      Annual rate of one percent (1.00%) of the average daily net
Growth Fund -- C Shares                                    assets of the Class C Shares of the BB&T Capital Manager
                                                           Conservative Growth Fund



The BB&T Capital Manager Moderate                          Annual rate of one percent (1.00%) of the average daily net
Growth Fund -- C Shares                                    assets of the Class C Shares of the BB&T Capital Manager
                                                           Moderate Growth Fund

The BB&T Capital Manager                                   Annual rate of one percent (1.00%) of the average daily net
Fund -- C Shares                                           assets of the Class C Shares of the BB&T Capital Manager
                                                           Growth Fund

The BB&T Intermediate Corporate                            Annual rate of one percent (1.00%) of the average daily net
Bond Fund -- C Shares                                      assets of the Class C Shares of the BB&T Intermediate
                                                           Corporate Bond Fund

[SEAL]                                       BB&T FUNDS

                                             By: ________________________


                                             BISYS FUND SERVICES LIMITED
                                              PARTNERSHIP

                                             By: ________________________


----------
     * All fees are computed and paid monthly.